SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549



                                FORM 8-K


                             CURRENT REPORT


                     Pursuant to Section 13 or 15(d)
                 of the Securities Exchange Act of 1934



  Date of Report (Date of earliest event reported):  December 28, 1998



                       CROWLEY MILNER AND COMPANY
         (Exact name of registrant as specified in its charter)


       Michigan                  1-1594                        38-0454910
     (State or other          (Commission File                (IRS Employer
      jurisdiction of              Number)                    Identification
                                                                 Number)

           2301 West Lafayette Boulevard, Detroit, Michigan         48216
           (Address of principal executive offices)               (Zip code)


   Registrant's telephone number, including area code:  (313) 962-2400


                             Not applicable
      (Former name or former address, if changed since last report)

                  INFORMATION TO BE INCLUDED IN REPORT


Item 1.  Changes in Control of the Registrant

        Crowley, Milner and Company (the "Company") issued a press release on December 29, 1998 (the "Press Release"), announcing that Value City Department Stores, Inc. ("Value City") had agreed to purchase 300,000 shares of the Company's common stock, or approximately 20 % of its issued and outstanding shares, from JoAnn S. Cousino, Joseph C. Keys and Richard S. Keys in exchange for 25,000 shares of Value City common stock.
Schottenstein Stores Corporation ("Schottenstein Stores") owns approximately 56% of the outstanding stock of Value City. Jay L. Schottenstein, as the sole trustee of several trusts, is deemed to be the beneficial owner of 514,800 shares of the Company's common stock, or approximately 33% of its issued and outstanding shares, and he is also an affiliate of Schottenstein Stores. As a result of the recent purchase by Value City, Schottenstein Stores and its affiliates have acquired control of the Company.

        At the request of Schottenstein Stores, Donald N. Bailey, Dennis P. Callahan, JoAnn S. Cousino, Alfred M. Entenman, Jr., Joseph C. Keys, Richard
S. Keys and Jerome L. Schostak resigned from their positions as directors of the Company effective as of December 28, 1999.

        The Press Release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 5.  Other Items.

        Resignation of Chief Executive Officer
        --------------------------------------

        The Company also announced in the Press Release that Dennis P. Callahan, Chairman, President and Chief Executive Officer of the Company, had tendered his resignation as Chairman, President and Chief Executive Officer, effective as of December 28, 1998, and agreed to serve as a consultant to the Company. Effective December 28, 1998, the Board of Directors appointed Lance P. Wimmer to serve as President and Chief Executive Officer of the Company.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

        (c)     Exhibits.
                --------

        99.1 Press Release issued by Crowley, Milner and Company on December 29, 1998.

                               SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


CROWLEY, MILNER AND COMPANY


By:/S/ LANCE P. WIMMER
   ----------------------------
   Lance P. Wimmer, President
    and Chief Executive Officer

January 11, 1999



                              EXHIBIT INDEX

        Exhibit
           No.         Description
        -------        -----------

        99.1 Press Release issued by Crowley, Milner and Company on December 29, 1998.